EXHIBIT 10.23

ACCENTURE SCA
COMMON AGREEMENT

This COMMON AGREEMENT, dated as of                     , 2002 (as amended, supplemented, waived or otherwise modified in accordance with its terms, this “Agreement”), among Accenture SCA, a Luxembourg société en commandite par actions (the “Company”), and those persons, other than the Company, who are from time to time parties to this Agreement (each such person, a “Partner” and, collectively, the “Partners”).

WHEREAS, each Partner has entered into and received a copy of a Transfer Rights Agreement, dated as of April 18, 2001, among the Company and the covered persons party thereto (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Transfer Rights Agreement”; terms not otherwise defined in this Agreement have the meanings given to such terms in the Transfer Rights Agreement);

WHEREAS, the Company has procured that the Accenture SCA Partners Committee has executed a waiver of certain provisions of the Transfer Rights Agreement (the “Waiver”), the form of which is attached to this Agreement as an Exhibit but is not part of this Agreement;

WHEREAS, a Partner may not avail him or herself of the Waiver unless the Partner enters into this Agreement;

WHEREAS, each Partner wishes to enter into this Agreement so that the Partner may have the opportunity to receive the benefits of the Waiver;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

1.    Each Partner hereby agrees for the benefit of every other Partner and the Company that the Partner will not Transfer any Covered Shares until July 24, 2005, except (A) to participate in underwritten public offerings, share repurchases, sales or redemptions or other transactions, in each case as approved in writing by the Company or its general partner and/or (B) to estate and/or tax planning vehicles, family members and charitable organizations that become bound hereby by express agreement, in each case as approved in writing by the Company or its general partner (which approval may be subject to other conditions, including upon the requirement that any transferee become bound by any other agreement, that the Company or its general partner may require in its sole discretion). The preceding sentence shall not preclude any Transfer permitted under paragraphs (e) and (f) of Section 2.2 of the Transfer Rights Agreement. The first sentence of this paragraph shall not preclude a Partner from redeeming Class I common shares of the Company, provided that any securities that may be received by such Partner in respect of such redemption shall be deemed to be “Covered Shares” for purposes of such first sentence.

2.    Each Partner hereby agrees that all of his or her Covered Shares shall be held in the custody of a custodian designated by the Company for the duration of this Agreement and otherwise in accordance with the Transfer Rights Agreement or any other agreement required by the Company pursuant to clause (B) of paragraph 1 hereof, as applicable.

3.    Each Partner represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Partner, enforceable against the Partner in accordance with its terms.

4.    Nothing in this Agreement shall be deemed in any way to waive or amend any provision of the Transfer Rights Agreement, including but not limited to the share transfer restrictions therein, or to release or discharge a Partner from any obligations thereunder.

5.    (a)  This Agreement shall be binding upon any transferee of Covered Shares pursuant to clause (B) of paragraph 1 hereof.

(b)  This Agreement may not be amended except by an instrument signed in writing by the Company and, in the case of any amendment that would make this Agreement materially more onerous to a Partner, each Partner so adversely affected by such amendment; or waived except by the Company (which may impose such conditions as it may determine on the granting of any such waiver).

(c)  This Agreement shall be governed by and construed in accordance with the laws of Luxembourg.

(d)  Any and all disputes arising out of, relating to or in connection with this Agreement shall be governed in all respects by the dispute resolution provisions of Section 5.5 of the Transfer Rights Agreement. The provisions of paragraph (b) of Section 4.2 and of Section 4.3 of the Transfer Rights Agreement are incorporated by reference herein, with appropriate conforming changes.

(e)  Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in accordance with the notice provisions of Section 5.7 of the Transfer Rights Agreement.

(f)  If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

(g)  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(h)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

        IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Common Agreement as of the date first above written.

________________________
Name:
(SIGN AND PRINT NAME)

Acknowledged and agreed:

ACCENTURE SCA, represented by its
general partner, Accenture Ltd, itself
represented by its duly authorized signatory

________________________
Name:

Exhibit

Waiver and Approval

Reference is made to (1) the Transfer Rights Agreement, dated as of April 18, 2001 (the “Transfer Rights Agreement”; terms not otherwise defined in this waiver have the meanings given to such terms in the Transfer Rights Agreement), among Accenture SCA, a Luxembourg société en commandite par actions, and the Covered Persons from time to time party thereto and (2) the articles of association of Accenture SCA (the “Articles”).

The undersigned, being all of the members of the Accenture SCA Partners Committee, acting pursuant to the authority of the Accenture SCA Partners Committee under the Transfer Rights Agreement, hereby waive the Transfer Restrictions under the Transfer Rights Agreement to the extent, but only to the extent, necessary to permit those Covered Persons that have duly executed and delivered, and are bound by, a Common Agreement in the form attached hereto as Annex A (the “Common Agreement”) (1) to participate in underwritten public offerings, share repurchases, sales or redemptions or other transactions, in each case as approved in writing by Accenture SCA or its general partner and/or (2) to transfer Common Shares to estate and/or tax planning vehicles, family members and charitable organizations that become bound by the Common Agreement by express agreement, in each case as approved in writing by Accenture SCA or its general partner (which approval may be subject to other conditions, including upon the requirement that any transferee become bound by any other agreement, that the Company or its general partner may require in its sole discretion) (such transfers, the “Permitted Transfers”); provided that the waivers granted hereby shall become effective with respect to any transaction only at the time such transaction is approved in writing by Accenture SCA or its general partner.

The undersigned, acting pursuant to the authority of the Accenture SCA Partners Committee under the Articles as delegate of the supervisory board of Accenture SCA, hereby, approve, to the extent such approval may be required, the Permitted Transfers under Article 6 of the Articles; provided that the approval granted hereby shall become effective with respect to any transaction only at the time such transaction is approved in writing by Accenture SCA or its general partner.

____________________________________________	____________________________________________
Joe W. Forehand	William D. Green

____________________________________________	____________________________________________
Stephan A. James	Masakatsu Mori

____________________________________________	____________________________________________
Karl-Heinz Flöther	Diego Visconti

____________________________________________	____________________________________________
Joel P. Friedman	Jackson L. Wilson, Jr.

                                           , 2002